Exhibit 24.4

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Annual Report on Form 10-K of PROFESSIONAL VETERINARY PRODUCTS, LTD. for the fiscal year ended July 31, 2003, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 with respect to the registration of the common stock of Professional Veterinary Products, Ltd., and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of October, 2003.

/s/ Steven E. Wright
Steven E. Wright

STATE OF NEBRASKA	)
) ss.
COUNTY OF DOUGLAS	)

On this      day of October, 2003, before me, a Notary Public qualified for said County, personally came Steven E. Wright, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

/s/ Laura Ann Wright
Notary Public
My commission expires:

6/26/05